UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2020 (May 11, 2020)

WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E., Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 11, 2020, Wolverine World Wide, Inc. (the “Company”), certain domestic subsidiaries of the Company named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, entered into the Senior Notes Indenture dated as of May 11, 2020 (the “Indenture”), pursuant to which the Company issued $300 million aggregate principal amount of 6.375% Senior Notes due 2025 (the “Notes,” and the offering thereof, the “144A Offering”).

The Notes will bear interest at the rate of 6.375% per year. Interest on the Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2020. The Notes will mature on May 15, 2025.

At any time prior to May 15, 2022, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus a “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest. In addition, before May 15, 2022, the Company may redeem up to 35% of the Notes at a redemption price equal to 106.375% of their principal amount, plus accrued and unpaid interest, using the proceeds of certain equity offerings. Further, on and after May 15, 2022, the Company may redeem the Notes, in whole or in part, at a redemption price equal to (i) 103.188% of the principal amount, if redeemed during the twelve-month period beginning on May 15, 2022, (ii) 101.594% of the principal amount, if redeemed during the twelve-month period beginning on May 15, 2023, and (iii) 100.000% of the principal amount, if redeemed during the twelve-month period beginning on May 15, 2024 and thereafter, in each case plus accrued and unpaid interest.

The Indenture requires that, upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes pursuant to the Indenture, the Company shall offer to purchase all of the Notes at a purchase price in cash equal to 101% of the outstanding principal amount of such Notes, plus accrued and unpaid interest. If the Company or its restricted subsidiaries dispose of assets, under certain circumstances, the Company will be required to use the net proceeds from such disposals to make an offer to purchase Notes at an offer price in cash in an amount equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest.

The Company intends to use the net proceeds from the 144A Offering to repay borrowings under its revolving credit facility.

The Indenture contains customary covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to incur additional indebtedness and guarantee indebtedness; prepay, redeem or repurchase certain debt; issue certain preferred stock or similar equity securities; make loans and investments; sell or otherwise dispose of assets; consolidate, merge or sell substantially all of the Company’s assets; incur liens; pay dividends or make other distributions in respect of, or repurchase or redeem, the Company’s capital stock; enter into transactions with affiliates; and enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from specified rating agencies (provided such covenants will be reinstated if the Notes are subsequently downgraded from an investment grade rating). The terms of the Indenture include customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, and invalidity of the guarantees under the notes issued pursuant to the Indenture.

The Notes are guaranteed on a senior unsecured basis, by each of the Company’s existing and future domestic subsidiaries that is a borrower under or that guarantees obligations under the Company’s existing senior credit facility, or that guarantees the Company’s other indebtedness or indebtedness of any Guarantor, which indebtedness in either case is in an aggregate principal amount of $50.0 million or greater. The Notes and the related guarantees are the Company’s and the Guarantors’ senior unsecured obligations, and will rank senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness; rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness; be effectively subordinated to any of the Company’s and the Guarantors’ existing and future secured debt, including indebtedness under the Company’s existing senior credit facility, to the extent of the value of the assets securing such debt; and be structurally subordinated to all of the existing and future liabilities (including debt and trade payables) of each of the Company’s subsidiaries that do not guarantee the Notes. The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes are subject to restrictions on transferability and resale.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2020, the Company issued a press release providing updates with respect to its capital structure and liquidity position. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including statements regarding the Company’s use of proceeds of the 144A Offering. In addition, words such as "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company's distributors, suppliers, joint venture partners and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Senior Notes Indenture, dated May 11, 2020, among the Company, the guarantors named therein, and Wells Fargo Bank, National Association
4.2	Form of 6.375% Senior Notes due 2025 (included in Exhibit 4.1)
99.1	Press Release dated May 11, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2020	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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